Exhibit 99.1

News Release
Southern Star Central Corp.
Date: July 16, 2014

Contact:	Susanne Harris	Gayle Hobbs	Rob Carlton
	Southern Star (financial)	Southern Star (media relations)	Southern Star (media relations)
	(270) 852-4600 susanne.w.harris@sscgp.com	(270) 852-4503 gayle.b.hobbs@sscgp.com	(270) 852-4500 robert.w.carlton@sscgp.com

Owensboro, KY –
Southern Star Central Corp. Announces Completion of Redemption of Its 6.75% Senior Notes Due 2016
Southern Star Central Corp. (the “Company”) announced today the completion of the previously announced redemption of all of its outstanding 6.75% Senior Notes due 2016 (the “Notes”). Pursuant to a redemption notice previously issued on June 16, 2014, the Company redeemed on July 16, 2014 (the “Redemption Date”) the entire $64,242,000 aggregate principal amount of the Notes at a redemption price equal to 100% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest thereon up to but excluding the Redemption Date (the “Accrued Interest”). The total cash payment to redeem the Notes was $65,868,126 in total.
The Notes will no longer be outstanding after the Redemption Date and, other than the rights of the holders of the Notes to receive payment of the Redemption Price plus the Accrued Interest, all rights with respect to the Notes will cease to accrue on the Redemption Date.
This press release is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell the Notes or any other security or a solicitation of consents with respect to any of the Notes. The Tender Offers and Consent Solicitations were made solely by the Offer to Purchase and the Letter of Transmittal.

About Southern Star Central Corp.
Southern Star Central Corp., headquartered in Owensboro, Kentucky, owns Southern Star Central Gas Pipeline, Inc. (“Central”), an interstate natural gas transportation company in the Midwest and Mid-continent regions of the United States. Southern Star’s pipeline system is composed of approximately 6,000 miles of mainline and branch transmission and storage pipelines located in Colorado, Kansas, Missouri, Nebraska, Oklahoma, Texas and Wyoming. The system serves customers in these seven states, including major metropolitan areas in Kansas and Missouri, which are its main market areas.
Forward-Looking Statements
The information in this release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “objective” and other similar expressions identify some of the statements that are forward-looking. These statements are based on management’s beliefs and assumptions and on information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: future utilization of pipeline capacity, which can depend on energy prices and the prices for natural gas available on Central’s system, competition from other pipelines and alternative fuels, the general level of natural gas demand, decisions by customers not to renew expiring natural gas transportation contracts, adequate supplies of natural gas, the construction or abandonment of gas customer facilities, weather conditions and other factors beyond Central’s control; operational risks and limitations of Central’s pipeline system and of interconnected pipeline systems; our ability to raise capital and fund capital expenditures in a cost-effective manner; changes in federal, state or local laws and regulations to which Central is subject, including allowed rates of return and related regulatory matters, regulatory disclosure obligations, the regulation of financial dealings between us and our affiliates, and tax, environmental, safety and employment laws and regulations; our ability to manage costs; the ability of Central’s customers to pay for its services; environmental liabilities that are not covered by an indemnity or insurance; our ability to expand into new markets as well as our ability to maintain existing markets; our ability to obtain governmental and regulatory approval of various expansion projects as well as our ability to maintain and comply with such approvals; the cost and effects of legal and administrative proceedings; the effect of accounting interpretations and changes in accounting policies; restrictive covenants contained in various debt instruments applicable to us and our subsidiaries which may restrict our ability to pursue our business strategies; changes in general economic, market or business conditions; and economic repercussions from terrorist activities and the government’s response to such terrorist activities.
Other factors and assumptions not identified above may also impact these forward-looking statements. The failure of those other assumptions to be realized, as well as other factors, which may or may not occur, may also cause actual results to differ materially from those projected. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements.